Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Absci Corporation 2021 Stock Option and Incentive Plan and the Absci Corporation 2021 Employee Stock Purchase Plan of our report dated March 24, 2026, with respect to the consolidated financial statements of Absci Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
March 24, 2026